FIRST SUPPLEMENTAL INDENTURE, dated as of January 15, 1996, between CITIZENS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called "Citizens" or the "Company"), having its principal administrative offices at High Ridge Park, Building No. 3, Stamford, Connecticut 06905, and CHEMICAL BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001. The First Supplemental Indenture is one of several agreements executed in connection with the issuance by the Company and certain of its affiliates of up to $211,756,050 principal amount of Debentures, up to 4,149,500 Partnership Preferred Securities and up to 4,025,000 Convertible Preferred Securities (the "Offering"). For ease of reference, certain of the operative agreements in connection with the Offering make use of a Statement of Common Definitions. In this First Supplemental Indenture, such Statement of Common Definitions ("Statement of Common Definitions") is found at Exhibit B. For the purposes hereof, capitalized terms are defined in Section 1.1 hereof, elsewhere in this First Supplemental Indenture, in the Indenture, and in the Statement of Common Definitions.

                                    RECITALS

WHEREAS, the Company has entered into an Indenture dated as of January 15, 1996 (the "Indenture"), with the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series; and

     WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 2.1 and 3.1 of the Indenture and adding to the covenants of the Company for the benefit of the Holders of any series of Securities; and

     WHEREAS, the Company or one of its wholly owned subsidiaries is the general partner of Citizens Capital, and the Company formed Citizens Capital to issue the Partnership Preferred Securities, with a liquidation preference of $50 per Partnership Preferred Security, and to issue the General Partnership Security; and

     WHEREAS, the Company has formed the Trust under the Trust Act pursuant to the Declaration for the purpose of issuing the Convertible Preferred Securities and the Convertible Common Securities (the Convertible Common Securities and the Convertible Preferred Securities are together, the "Trust Securities"), selling such Trust Securities and contributing the proceeds thereof to Citizens Capital; and

     WHEREAS, the Company wishes to sell to Citizens Capital, and Citizens Capital wishes to purchase from the Company, Debentures in exchange for the funds received by Citizens Capital from the Trust and capital contributed to Citizens Capital by the General Partner; and

     WHEREAS, the Declaration provides that the holders of Convertible Preferred Securities may cause the Conversion Agent to exchange such Convertible Preferred Securities for Partnership Preferred Securities, and, in turn, such Partnership Preferred Securities for Debentures held by Citizens Capital, and immediately convert such Debentures into Common Stock Series A; and

     WHEREAS, the Company is irrevocably guaranteeing, on a subordinated basis, payment of distributions, payment of the Redemption Price (as defined herein) and payments on liquidation, to the extent provided in the Convertible Preferred Securities Guarantee Agreement dated January 15, 1996 and the Convertible Common Securities Guarantee Agreement dated January 15, 1996, each between the Company and Chemical Bank, as guarantee trustee for the benefit of the holders of the Trust Securities, which guarantee, together with the back-up undertakings (as defined herein), will be full and unconditional; and

     WHEREAS, the Company, by corporate action duly taken, has authorized the issuance of a first series of Securities designated as the 5% Convertible Subordinated Debentures Due 2036 (hereinafter sometimes called the "Debentures"), which series is limited in aggregate principal amount to $211,756,050, such Debentures to contain such provisions as have been determined by or at the direction of the Board of Directors of the Company and as are set forth in this First Supplemental Indenture; and

     WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Debentures, when executed by the Company and authenticated by or on behalf of the Trustee and when delivered as herein and in the Indenture provided, the valid obligations of the Company, and to make this First Supplemental Indenture a valid and binding supplemental indenture.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                               ARTICLE 1

DEFINITIONS

     Section 1.1 Definitions.
                 ------------

     For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

          (1) capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to them in the Indenture, this First Supplemental Indenture or, to the extent not inconsistent with the Indenture or this First Supplemental Indenture, the Statement of Common Definitions;
          (2) the words "herein", "hereof" and "hereto" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Article or Section or other subdivision of this First Supplemental Indenture;

          (3) the provisions of this First Supplemental Indenture shall be read in conjunction with the provisions of the Indenture only with respect to the Debentures and the provisions of the Indenture shall not be modified by this First Supplemental Indenture with respect to any series of the Securities outstanding or to be outstanding under the Indenture, other than the Debentures; and

          (4) terms defined in this First Supplemental Indenture shall apply only to this First Supplemental Indenture and the Debentures hereunder, and such definitions shall not apply to any supplemental indenture other than this First Supplemental Indenture or to any Securities outstanding or to be outstanding under the Indenture, other than the Debentures.

     "Additional Interest" has the meaning specified in Section 3.1(17).

     "Average Market Price" is defined in the Statement of Common Definitions.

     "back-up undertakings" is defined in the Statement of Common Definitions.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Interest Payment Date" has the meaning specified in Section 3.1(4).

     "Citizens Capital" is defined in the Statement of Common Definitions.

     "Common Stock" and "Common Stock Series A" are defined in the Statement of Common Definitions.

     "Company Tax Event" is defined in the Statement of Common Definitions.

     "Compound Interest" is defined in the Statement of Common Definitions.

     "Conversion Agent" is defined in the Statement of Common Definitions.

     "Conversion Price" has the meaning specified in Section 5.4.

     "Convertible Common Securities" is defined in the Statement of Common Definitions.

     "Convertible Preferred Securities" is defined in the Statement of Common Definitions.

     "Date of Conversion" has the meaning specified in Section 5.2.

     "Debentures Payment" has the meaning specified in Section 4.2.

     "Declaration" is defined in the Statement of Common Definitions.

     "Delaware Trustee" is defined in the Statement of Common Definitions.

     "Designated Senior Holder" means, with respect to any Senior Indebtedness, the Person designated as such in accordance with the terms of the instrument evidencing such Senior Indebtedness.

     "Distribution Declaration Date" has the meaning specified in Section 3.1(4)

     "Distribution Declaration Notice" has the meaning specified in Section 3.1(4).

     "Election Period" is defined in the Statement of Common Definitions.

     "Equivalent Value" is defined in the Statement of Common Definitions.

     "Expiration Time" has the meaning specified in Section 5.5(e).

     "General Partnership Security" is defined in the Statement of Common Definitions.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person where such other Person is the Primary Obligor under such Indebtedness, in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not
            --------  -------
include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally
                               --------  -------
accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) all Indebtedness described in clauses (i)-(vii) of the definition of Senior
Indebtedness (all references to Citizens in such definition being deemed to refer to such Person) and (ii) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination.

     "Junior Subordinated Payment" has the meaning specified in Section 4.2.

     "Limited Partnership Agreement" is defined in the Statement of Common Definitions.

     "Ministerial Action Obligation" is defined in the Statement of Common Definitions.

     "NASDAQ" is defined in the Statement of Common Definitions.

     "Notice of Conversion" means the notice to be given by a Holder of Debentures to the Conversion Agent directing the Conversion Agent to convert the Debentures into Common Stock Series A on behalf of such Holder.

     "NYSE" is defined in the Statement of Common Definitions.

     "Other Subordinated Indebtedness" has the meaning specified in Section 9.1.

     "Partnership Event" is defined in the Statement of Common Definitions.

     "Partnership Preferred Securities" is defined in the Statement of Common Definitions.

     "Partnership Securities" is defined in the Statement of Common Definitions.

     "Paying Agent" is defined in the Statement of Common Definitions.

     "Payment Blockage Period" has the meaning specified in Section 4.3.

     "Person" is defined in the Statement of Common Definitions.

     "Primary Obligor" shall refer to the Person who is primarily liable under any Indebtedness.

     "Proceeding" has the meaning specified in Section 4.2.

     "Property Trustee" is defined in the Statement of Common Definitions.

     "Purchased Shares" has the meaning specified in Section 5.5(e).

     "Rating Agency Event" is defined in the Statement of Common Definitions.

     "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the principal of the Debentures or is or may be redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Debentures; provided, however, that interests which are redeemable solely for any equity
- --------  -------
security of or other ownership interest in such Person that by its terms or otherwise is not required to be redeemed prior to the Stated Maturity of the principal of the Debentures shall not constitute Redeemable Interests.

     "Redemption Price" has the meaning specified in Section 6.1.

     "Reference Date" has the meaning specified in Section 5.5(c).

     "Record Date" has the meaning specified in Section 3.1(4) and shall also mean any Special Record Date, as defined in the Indenture.

     "Securities" has the meaning specified in the Recitals to this instrument.

     "Senior Indebtedness" means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether Incurred on or prior to the date hereof or hereafter Incurred:

          (i)     all obligations of Citizens for money borrowed;

          (ii) all obligations of Citizens evidenced by notes, debentures, bonds or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

          (iii)   all Capital Lease Obligations of Citizens;

          (iv) all reimbursement obligations of Citizens with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Citizens;

          (v) all obligations of Citizens issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);

          (vi) all payment obligations of Citizens under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by Citizens solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of Citizens;

          (vii) all obligations under lease transactions pursuant to which Citizens or any of its Subsidiaries are treated as the owner of the subject property for United States federal income tax purposes;

          (viii) all  obligations of the type referred to in clauses (i) through
(vii) above of another Person and all dividends of another Person the payment of which, in either case, Citizens has assumed or Guaranteed or for which Citizens is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise; and

          (ix) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by Citizens of any such Indebtedness referred to in clauses (i) through (viii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Indebtedness);

provided, however, that the following shall not constitute Senior
- --------  -------
indebtedness: (A) any trade accounts payable or accrued liabilities arising in the ordinary course of business, (B) any Indebtedness owed to a Person when such Person is a Subsidiary of Citizens, or (C) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Debentures. For purposes of this Definition, "Indebtedness" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Citizens whether or not a claim for post-petition interest is allowed in such proceeding). Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     "Senior Nonmonetary Default" has the meaning specified in Section 4.3.

     "Senior Payment Default" has the meaning specified in Section 4.3.

     "Share Transfer and Valuation Date" is defined in the Statement of Common Definitions.

     "Special Event" is defined in the Statement of Common Definitions.

     "Special Representative" is defined in the Statement of Common Definitions.

     "Subsidiary" is defined in the Statement of Common Definitions.

     "Trading Day" is defined in the Statement of Common Definitions.

     "Trustee" shall mean Chemical Bank as trustee with respect to the Debentures, until a successor Trustee shall have become such pursuant to the terms of the Indenture.

     "Trust" is defined in the Statement of Common Definitions.

     "Trust Event" is defined in the Statement of Common Definitions.

     "Trust Securities" has the meaning specified in the Recitals to this instrument.

     "Underwriting Agreement" is defined in the Statement of Common Definitions.

     "Voting Stock" has the meaning specified in the Statement of Common Definitions.

     Except as otherwise expressly provided or unless the context otherwise requires, "First Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.


                               ARTICLE 2

                         FORMS OF DEBENTURES

     Section 2.1 Form of the Debentures.
                 -----------------------

     The Debentures shall be in substantially the form set forth in Exhibit A to this First Supplemental Indenture, as such form may be completed pursuant to
Article 3 hereof, the terms of which Exhibit A are herein incorporated by reference and made a part of this First Supplemental Indenture.

                               ARTICLE 3

                       TERMS OF THE DEBENTURES

     Section 3.1 Terms of the Debentures.
                 ------------------------
     The terms of the Debentures shall be as follows:

          (1) The Securities to be issued under the Indenture and this First Supplemental Indenture shall be the Debentures and shall be designated as the "5% Convertible Subordinated Debentures Due 2036".

          (2) The Debentures shall constitute a single series of the Securities under the Indenture, which series is limited in aggregate principal amount to $211,756,050.

          (3) So long as all of the Debentures are registered in the name of CEDE & Co., or any other nominee of The Depository Trust Company, and are intended to be Book-Entry Securities, the provisions of Section 3.11 of the Indenture shall apply to the Debentures. Thereafter, or in lieu thereof, the Debentures may be subjected to the requirements of a successor or different book-entry securities system that may be adopted by the Company in accordance with the provisions of the Indenture and this First Supplemental Indenture.

          (4) Interest on the Debentures will be paid in either shares of Common Stock Series A or cash, as specified in paragraphs (4), (5) and (6) of this Section. Interest which is paid in shares of Common Stock Series A shall be paid on the Share Transfer and Valuation Date, as defined in paragraph (5) below. Interest which is paid in cash shall be paid on the Cash Interest Payment Date, as defined in this paragraph (4). Computation of the interest payments shall be as follows: Interest on each of the Debentures shall be payable at the rate per annum specified in the title of the Debenture from January 22, 1996, or from the most recent Cash Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears, on (or, if interest is paid in shares of Common Stock Series A, computed as of) January 31, April 30, July 31 and October 31 in each year (each such date, a "Cash Interest Payment Date"), commencing on April 30, 1996, subject to the right of deferral of the Company referred to in paragraph (7) of this Section. Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For any period shorter than a full quarter, interest will be computed on the basis of the actual number of days elapsed in such period. The interest payable and punctually paid or duly provided for in cash on any Cash Interest Payment Date or in shares of Common Stock Series A on any Share Transfer and Valuation Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date ("Record Date") next preceding such interest payment. Upon or before the day on which the Trust, the Partnership or the Company (or any direct or indirect beneficial owner of the Debentures) is required to give notice of the record date for the next scheduled distribution payable on the Convertible Preferred Securities, the Partnership Preferred Securities or the Debentures to the NYSE, or NASDAQ, or other applicable self-regulatory organization, or to the holders of the Convertible Preferred Securities, the Partnership Preferred Securities or the Debentures (the "Distribution Declaration Date," a date which will be specified in advance by the Company in a written notice delivered to the Trustee, and which date shall initially be the date specified in paragraph (8) of this Section unless changed by the Company in accordance with the provisions of this Section), the Company shall give written notice ("Distribution Declaration Notice") to the Trustee and the Holders of the Debentures and the holders of the Convertible Preferred Securities and the Partnership Preferred Securities, which notice shall specify (a) whether the Company is exercising its option in whole or in part to make the next interest payment in cash, (b) whether the Company is exercising its right to elect to defer such next interest payment as permitted by paragraph (7) of this Section (unless written notice of the Company's election to defer such interest payment shall previously have been given to the Trustee and such holders), (c) the Record Date for such interest payment (unless such Record Date has theretofore been established by the Company and notice thereof has previously been given to the Trustee and such holders), (d) the Share Transfer and Valuation Date (as set forth in paragraph (5) of this Section) and (e) if such Distribution Declaration Notice relates to the January 31 Cash Interest Payment Date, the Election Period procedures.
          The Record Date shall be established by the Company in the Distribution Declaration Notice as aforesaid or in a separate written notice given to the Trustee and the Holders no later than the Distribution Declaration Date immediately preceding the Cash Interest Payment Date in question. Such notice (or a separate notice) may also establish a schedule for subsequent Record Dates which shall remain in effect until changed by a later written notice to the Trustee and Holders. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Cash Interest Payment Date. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date by virtue of having been such a Holder and shall be paid by the Company as provided in Section 3.7 of the Indenture.
Any interest that has been properly deferred pursuant to Section 3.1(7) hereof shall be payable only as provided in Section 3.7 of the Indenture.

          Upon the  deferral of any  interest  payment as permitted by paragraph
(7) of this Section, interest on such deferred interest payment will be compounded on each Cash Interest Payment Date and accrued until paid at the rate specified in the title of the Debenture until the amount of such deferred interest (including compounded interest thereon) is paid in full.

          (5) So long as Citizens Capital shall be the Holder of all of the Outstanding Debentures, and subject to provisions of paragraph (6) of this Section, payment of interest shall be made by delivery (which may be by book-entry) on a date (the "Share Transfer and Valuation Date"), which will be specified by the Company in the immediately preceding Distribution Declaration Notice, of shares of Common Stock Series A with an Equivalent Value to the interest requirement set forth in paragraph (4) of this Section. At any time subsequent to the Share Transfer and Valuation Date, the Company shall have the right to purchase some or all of the shares of Common Stock Series A delivered to the Holder as aforesaid at a price equal to the Equivalent Value of such shares on the relevant Share Transfer and Valuation Date. If subsequent to the delivery of shares of Common Stock Series A to Citizens Capital on the Share Transfer and Valuation Date, Citizens Capital sells shares of Common Stock Series A to make cash distributions with respect to the Partnership Preferred Securities, and the net proceeds from the sale of such shares of Common Stock Series A is less than the proportionate share of the interest requirement set forth in paragraph (4) of this Section that is allocable to the Partnership Preferred Securities for which a cash distribution election has been made (the amount by which net cash proceeds from the sale of such shares falls short of such interest requirement being referred to as the "Cash Shortfall"), then the Company, in its capacity as borrower with respect to the Outstanding Debentures, shall be obligated to transfer an amount of cash to Citizens Capital equal to the Cash Shortfall on or prior to the Cash Interest Payment Date.

          (6) So long as Citizens Capital shall be the Holder of all of the Outstanding Debentures, the Company shall have the option to elect, at any time prior to the Share Transfer and Valuation Date, to make payment of interest on or before the Cash Interest Payment Date in cash, which shall be payable either, at the option of the Company exercised on or before the Cash Interest Payment Date, (i) by check mailed to the address of the Holder appearing on the Security Register, (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by a Holder upon application to the Security Registrar not later than the Record Date with respect to the first Cash Interest Payment Date for which such transfer is requested, or (iii) as otherwise provided with respect to a Book-Entry Security or pursuant to any applicable book-entry security system or similar system. The Company shall also have the continuing right at any time prior to the Share Transfer and Valuation Date to elect to pay all or part of the next interest payment in cash as aforesaid (notwithstanding the relevant Distribution Declaration Notice) by delivering a further written notice of override to the Holders, the Trustee and the holders of the Convertible Preferred Securities, and by complying with any requirements of any stock exchange or market quotation system or the Commission with respect to the public notification or notice of such override. If only part of such interest payment is in cash and the number of shares of Common Stock Series A transferred is less than the number of shares of Common Stock Series A to be transferred for the account of Holders who have elected to receive shares of Common Stock Series A, the shares transferred to the account of each such Holder shall be reduced pro rata so that the number of shares received by each such Holder will be reduced by the same proportion, to the extent possible. If the Company has made an election to pay interest in cash, the payment of such cash to the Holders shall occur on the Cash Interest Payment Date and need not be made on the Share Transfer and Valuation Date. If the Company has not elected prior to the Share Transfer and Valuation Date to pay interest in cash, the payment of such interest in shares of Common Stock shall occur on the Share Transfer and Valuation Date. If Citizens Capital ceases to be the Holder of all of the outstanding Debentures, Citizens will be deemed to have elected to make each subsequent payment of interest in cash.

                The principal amount of the Debentures together with all accrued or deferred but unpaid interest will be paid at maturity or redemption by check and shares of Common Stock, if any, against presentation of the Debentures by the Holders or their duly authorized agent at the office or agency of the Trustee, in New York, New York or such other address in New York, New York as the Trustee shall designate by written notice to the Holders of the Debentures.

          (7) The Company shall have the right, at any time and from time to time during the term of the Debentures, to elect to defer the date on which one or more of the quarterly interest payments would otherwise become due and payable by the giving of notice of deferral; provided that (a) no
                                                     --------
deferred quarterly interest payment, including any extension of deferral, shall remain unpaid for more than 20 consecutive quarters or be deferred beyond the Stated Maturity of the Debentures, (b) no Event of Default has occurred and is continuing, and (c) so long as any deferred interest has not been paid, the Company shall not take any action prohibited in the first sentence of Section
9.1 of this First Supplemental Indenture.

          If the Company intends to exercise such right to elect to defer one or more interest payments, it shall give written notification thereof to the Trustee and the Holders no later than the Distribution Declaration Date occurring immediately prior to the first Cash Interest Payment Date with respect to which interest is being deferred. A deferred interest payment will become due and payable by the Company only upon the Company's giving a deferred distribution notice to the Holders of the Debentures and the Trustee in accordance with the provisions of Section 3.7 of the Indenture applicable to delayed interest payments, including deferred interest. The Company shall also give notice of any deferred interest payment to the holders of the Trust Securities and Partnership Preferred Securities. No interest payment deferred in accordance with this paragraph shall be deemed due or payable until the date specified for payment in Section 3.7 of the Indenture, or at Stated Maturity, whichever occurs first.

          (8) Prior to and pending the establishment by the Company of a different schedule by written notice given by the Company to the Trustee, the Holders and the holders of the Partnership Preferred Securities and the Convertible Preferred Securities, the Record Dates and related Distribution Declaration Dates and Share Transfer and Valuation Dates shall occur on the days set forth on Annex A.

                Upon the completion of the giving of notice or taking of other action to establish or change any Distribution Declaration Date, Record Date or Share Transfer and Valuation Date, the Company shall deliver (which delivery may be contemporaneous with the delivery of such notice) to the Trustee, and shall retain, a copy of a revised Annex A duly reflecting any such date which has been established or changed.

          (9) If carried out in  accordance  with the  provisions  of paragraphs
(4), (5), (6), (7) and (8) of this Section, the Company may give notice or take other action to establish or change any Distribution Declaration Date, Record Date, Special Record Date or Share Transfer and Valuation Date (each of such days being referred to as a "Date" or collectively, "Dates" for the purposes of this paragraph), or to establish or change any schedule for one or more of the Dates, without any requirement of receiving the consent, authorization, or any other action by any other Person, including the Trustee, Citizens Capital, the Trust, any Holder or any beneficial owner of the Debentures, or any holder of Partnership Securities or Trust Securities. Such establishment or change shall not be deemed to be an act or change requiring a supplemental indenture pursuant to Section 9.2 of the Indenture. Upon maturity or the redemption of all Outstanding Debentures, the Cash Interest Payment Date shall then become the maturity date or the Redemption Date, as the case may be, and the Company may establish or change any Date to reflect any such resulting change in the Cash Interest Payment Date; provided that the Record Date shall be at least 15 days before the Cash Interest Payment Date. Any Annex A and revised Annex A given to the Trustee pursuant to this Section shall be deemed to be included within the term "notice" as used in Section 6.3 of the Indenture. The Trustee shall be under no obligation with respect to the establishment, or change, of Dates and may rely upon such notice or notification to the full extent provided in such
Section 6.3.

          (10) Notwithstanding the foregoing, so long as Citizens Capital or the Trust is the Holder of the Debentures, payment of the principal and interest on the Debentures will be made at such place and to such account as may be designated by such Holder.

          (11) The Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article 4.

          (12)  The Debentures shall be convertible as provided in Article 5.

          (13)  The Debentures shall be redeemable as provided in Article 6.

          (14) The Debentures shall be issued in registered form only and in denominations of $50 or any amount in excess thereof which is an integral multiple of $50.

          (15) When principal and interest on the Debentures is payable in cash, it shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

          (16) The Debentures shall not be subject to the defeasance provided for in Sections 13.2 and 13.3 of the Indenture.

          (17) If at any time while Citizens Capital or the Trust is the Holder of the Outstanding Debentures or the Trust is the holder of the Outstanding Partnership Preferred Securities of Citizens Capital, Citizens Capital or the Trust becomes legally obligated to pay any Taxes, then, in such case, the Company shall pay, but without duplication, such amounts, if any, as shall be required to pay such Taxes of Citizens Capital or the Trust either (i) as additional interest ("Additional Interest") on the Debentures, (ii) directly to such taxing authority or (iii) to the Trust or Citizens Capital, as the case may be, so that such Taxes are paid on or before any date of redemption or the Stated Maturity, whichever comes first. To the extent that such payments give rise to additional Taxes of Citizens Capital or the Trust, the Company shall also make payment for such additional Taxes of Citizens Capital or the Trust. The Company shall pay Additional Interest or make such other payments in an amount and at such time so that the net amounts received as interest or distribution payments by Citizens Capital and the Trust, and distributable to the holders of the Partnership Preferred Securities and the Convertible Preferred Securities, respectively, after all such Taxes have been paid will not be less than the amount that would have been received and distributed by such entities had no such Taxes been imposed.
          (18) The Debentures initially will not be issued in the form of a registered global debenture. If Debentures are thereafter to be issued in the form of one or more registered global debentures, such global securities shall be governed by the appropriate provisions of Section 3.3 and 3.11 of the Indenture.

                               ARTICLE 4

                      SUBORDINATION OF DEBENTURES

     Section 4.1 Debentures Subordinate to Senior Indebtedness.
                 ----------------------------------------------
     The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four of the Indenture), the payment of the principal of (and premium, if any) and interest on each and all of the Debentures is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

     Article Four shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

     Section 4.2 Payment Over of Proceeds Upon Dissolution, etc.
                 -----------------------------------------------

     Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"):

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders of the Debentures are entitled to receive any payment (including any payment to Holders of the Debentures made in respect of any other Indebtedness of the Company subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the principal of (and premium, if any) or interest on the Debentures or on account of any purchase, redemption or other acquisition of Debentures by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "Debentures Payment"); and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Debentures or the Trustee would be entitled but for the provisions of this Article (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received in connection with any Proceeding any Debentures Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Debentures Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

     For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight of the Indenture.

     Section 4.3 No Payment When Senior Indebtedness In Senior Payment Default or Senior Indebtedness Accelerated.
                 ---------------------------------------------------

     In the event that (a) any Senior Payment Default (as defined below) shall have occurred and such Senior Indebtedness shall have become, by reason thereof, due and payable prior to the Stated Maturity thereof, then no Debentures Payment shall be made (except that, so long as Citizens Capital shall be the Holder of all of the Outstanding Debentures, payment may be made in shares of capital stock), unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default (which default has continued beyond any applicable grace and/or cure period (if any), in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

     In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the Designated Senior Holder of such certain Senior Indebtedness, no Debentures Payment (except that, so long as Citizens Capital shall be the Holder of all of the Outstanding Debentures, payment may be made in shares of capital stock) shall be made, during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of the Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

     In the event that, notwithstanding the foregoing, the Company shall make any Debentures Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Debentures Payment shall be paid over and delivered forthwith to the Designated Senior Holders under the Senior Indebtedness.

     The provisions of this Section shall not apply to any Debentures Payment with respect to which Section 4.2 hereof would be applicable.

     Section 4.4 Payment Permitted If No Default.
                 --------------------------------

     Nothing contained in this Article or elsewhere in this First Supplemental Indenture or in any of the Debentures shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 4.2 hereof or under the conditions described in Section 4.3 hereof, from making Debentures Payments.

     Section 4.5 Subrogation To Rights Of Holders Of Senior Indebtedness.
                 ---------------------------------------------------------

       Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior
Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

       Section 4.6 Provisions Solely To Define Relative Rights.
                   --------------------------------------------

       The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this First Supplemental Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture or the Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or, under the conditions specified in Section 4.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to the penultimate paragraph in Section 4.3.

       Section 4.7 Trustee To Effectuate Subordination.
                   ------------------------------------

       Each Holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Debentures.

       Section 4.8 No Waiver Of Subordination Provisions.
                   --------------------------------------

       No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this First Supplemental Indenture or the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

       Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

       Section 4.9 Notice To Trustee.
                   ------------------
       The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provision of this Article or any other provision of this First Supplemental Indenture or the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any holder of Senior Indebtedness, any Designated Senior Holder or from any trustee, fiduciary or agent therefore; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business -------- Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness or by any Designated Senior Holder shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnished in writing to such holder of Senior Indebtedness by the Trustee.

       Subject to the provisions of Section 6.1 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or Designated Senior Holder (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness or Designated Senior Holder (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Designated Senior Holder to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Trustee's principal corporate trust office.

   Section 4.10 Reliance On Judicial Order Or Certificate Of Liquidating Agent.
                    --------------------------------------------------------

       Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1 of the Indenture, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

       Section 4.11 Trustee Not Fiduciary For Holders Of Senior Indebtedness.
                    ---------------------------------------------------------

       The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

       Section 4.12 Rights of Trustee As Holder Of Senior Indebtedness; Preservation Of Trustee's Rights.
       --------------------------------
         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as a holder of Senior Indebtedness.

       Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Indenture.

       Section 4.13 Article Applicable to Paying Agents.
                    ------------------------------------

       In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 4.11 hereof shall not apply to the
         --------- --------
Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


                               ARTICLE 5

                       CONVERSION OF DEBENTURES

       Section 5.1 Conversion Privilege.
                   ---------------------

       Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture may, at any time or from time to time on any Business Day to and including, but not after, the close of business on the day which is five Business Days prior to January 15, 2036, be converted, in whole, or, if the Debenture is in a principal amount in excess of $50, in part, in integral multiples of $50 principal amount, into fully paid and nonassessable shares of Common Stock Series A, at the Conversion Price in effect on the date of conversion. In case a Debenture or a portion thereof is called for redemption, such conversion right in respect of such Debenture or the portion so called, shall expire at the close of business on the day which is five Business Days prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

       Section 5.2 Manner of Exercise of Conversion Privilege.
                   -------------------------------------------

       In order to exercise the conversion privilege, the Holder of any Debenture to be converted in whole or in part shall surrender such Debenture to the Conversion Agent at the office or agency to be maintained by the Company pursuant to Section 10.2 of the Indenture for the conversion of Debentures, with the fully completed Notice of Conversion set forth in the Debenture duly completed and, if so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or his duly authorized attorney in writing. Said notice shall state the name or names (with addresses), if other than the Holder, in which the certificate or certificates for shares of Common Stock Series A which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such Debenture with the signed and completed notice as aforesaid, the Company shall, subject to the provisions of Section 5.8, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock Series A issuable on the principal amount of the Debenture then surrendered for conversion, and cash, as provided in Section 5.3, in respect of any fraction of a share of Common Stock Series A otherwise issuable upon such conversion, and the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unconverted portion of the Debenture so surrendered. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Debenture containing a duly completed and executed Notice of Conversion shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock Series A shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that
                                                     -----------------
any such surrender, on any date when the stock transfer books of the Company shall be closed, shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof, for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Debenture shall have been so surrendered. The Holder at the close of business on any Record Date for the payment of interest will be entitled to receive the interest payable on his or her Debenture on the corresponding Cash Interest Payment Date notwithstanding the conversion of such Debenture into Common Stock Series A following such Record Date. Subject to Sections 5.5 and 5.6 hereof, no payment or adjustment shall be made upon conversion on account of any interest accrued or deferred or otherwise unpaid on the principal of any Debenture or portion thereof so converted or for any dividends or distributions on any shares of Common Stock Series A. Holders of Common Stock Series A issued upon conversion prior to or on a record date for any dividend or distribution on such shares shall be entitled to receive the same dividend or distribution as other holders of record of Common Stock Series A.

       Section 5.3 Fractional Shares.
                   ------------------

       No fractional shares of Common Stock Series A shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. Instead of any fractional interest in a share of Common Stock Series A which would otherwise be issuable upon conversion of any Debenture or Debentures, the Company shall pay a cash adjustment in respect of such fractional interest to the nearest one-hundredth of a share in an amount equal to the Average Market Price of such fractional interest on the Date of Conversion.

       Section 5.4 Conversion Price.
                   -----------------

       The initial conversion price of the Debentures shall be $15.375 per share of Common Stock Series A, subject to adjustment as provided in this Article 5 (the "Conversion Price").

       Section 5.5 Adjustment of Conversion Price.
                   -------------------------------

       The Conversion Price for each series shall be adjusted from time to time as follows:

             (a) In case the Company shall, while any of the Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock Series A in shares of Common Stock Series A, (ii) subdivide its outstanding shares of Common Stock Series A, (iii) combine its outstanding shares of Common Stock Series A into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock Series A any shares of capital stock of the Company, the conversion privilege and the Conversion Price for each series of Debentures in effect immediately prior to such action shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price for each series of Debentures between or among shares of such classes or series of capital stock.

             (b) In case the Company shall, while any of the Debentures are outstanding, issue rights or warrants to all holders of its Common Stock Series A entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock Series A at a price per share less than the current market price per share of Common Stock Series A (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price for the Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock Series A outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock Series A outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock Series A offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock Series A are not so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subsection, the number of shares of Common Stock Series A at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock Series A held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

             (c) Subject to the last sentence of this subsection, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock Series A evidences of its indebtedness, shares of any class or series of capital stock (other than Common Stock Series A), cash or assets (including securities, but excluding any rights or warrants referred to in subsection (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subsection (a) of this Section), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(c) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (f) below) of the Common Stock Series A on the record date fixed for the determina-tion of stockholders entitled to receive such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock Series A and the denominator shall be such current market price per share of the Common Stock Series A, such reduction to become effective immediately prior to the opening of business on the "ex" date related to the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock Series A (determined as provided in subsection (f)). For purposes of this subsection (c), any dividend or distribution that includes shares of Common Stock Series A or rights or warrants to subscribe for or purchase shares of Common Stock Series A shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock Series A or such rights or warrants (making any Conversion Price reduction required by this subsection (c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock Series A or such rights or warrants (making any further Conver-sion Price reduction required by subsections (a) or (b), except that any shares of Common Stock Series A included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subparagraph (a).

             (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock Series A exclusively in cash (excluding all regular cash dividends if the annualized amount thereof per share of Common Stock Series A does not exceed 15% of the current market price per share (determined as provided in subsection (f)) of Common Stock Series A on the
Trading  Day next  preceding  the date of  declaration  of such  dividend),  the
Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (f)) of the Common Stock Series A on the date fixed for the determination of stockholders entitled to receive payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock Series A and the denominator shall be such current market price per share of the Common Stock Series A, such reduction to become effective immediately prior to the opening of business on the "ex" date related to the Reference Date for the payment of such distribution; provided, however, that in the event the
- --------- --------
       portion of the cash so distributed applicable to one share of Common Stock Series A is equal to or greater than the current market price per share (determined as provided in subsection (f)) of the Common Stock Series A on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Debentures immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

             (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock Series A shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock Series A having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the current market price per share (determined as provided in subsection (f)) of the Common Stock Series A on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction of which the numerator shall be the number of shares of Common Stock Series A outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subsection (f)) of the Common Stock Series A on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock Series A outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subsection (f)) of the Common Stock Series A on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

             (f) For the purpose of any computation  under subsections (b), (c),
(d) or (e), the current market price per share of Common Stock Series A on any date in question shall be deemed to be the average of the daily Average Market Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if an "ex" date is applicable to a record date, the day before the "ex" date with respect to the record date relating to the issuance or distribution requiring such computation; provided, however, that
                                                   ---------  -------
       if another event occurs that would require an adjustment pursuant to subsections (a) through (e), inclusive, the Board of Directors may make such adjustments to the Average Market Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section, in which case any such determination by the Board of Directors shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock Series A trades regular way on the NYSE or on such successor securities exchange as the Common Stock Series A may be listed or in the relevant market from which the Average Market Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock Series A trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

             (g) The Company may make such reductions in the Conversion Price, in addition to those required by subsections (a) through (e) as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock Series A or rights to purchase Common Stock Series A resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of the Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

             (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided; however; that any --------- --------
       adjustments which by reason of this subparagraph (i) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

             (i) Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock Series A pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock Series A under any such plan, and the issuance of any shares of Common Stock Series A or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding on the date the Debentures are first issued, shall not be deemed to constitute an issuance of Common Stock Series A or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Five.

             (j) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Debentures.

       Section 5.6 Reclassification, Consolidation, Merger or Sale of Assets.
                   ----------------------------------------------------------

       In the event that the Company shall be a party to any transaction (including without limitation (a) any recapitalization or reclassification of the Common Stock Series A (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock Series A), (b) any consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock Series A of the Company), (c) any sale or transfer of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock Series A is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock Series A of the Company into which such Debenture could have been converted immediately prior to such transaction.

             The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Five. The above provisions shall similarly apply to successive transactions of the foregoing type.

       Section 5.7 Notice of Adjustments of Conversion Price.
                   ------------------------------------------

            Whenever the Conversion Price is adjusted as herein provided:
            (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer or Controller of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the Conversion Agent; and

            (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities, Partnership Preferred Securities and Debentures at their last addresses as they appear upon the transfer books of the Company, the Trust or Citizens Capital, as the case may be.

      Section 5.8 Notices.
                  --------

            In case, at any time while any of the Debentures are outstanding,

            (a) the Company shall (i) declare a dividend (or any other distribution) on its Common Stock Series A, excluding any cash dividends that would not require adjustment pursuant to Section 5.5(d) or dividends payable in shares of Common Stock Series A, or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 5.5(e); or

            (b) the Company shall authorize the issuance to all holders of its Common Stock Series A of rights or warrants to subscribe for or purchase shares of its Common Stock Series A or of any other subscription rights or warrants; or

            (c) the Company shall authorize any reclassification of its Common Stock Series A (other than a transaction or event referred to in clauses (i), (ii), (iii) or (iv) of subsection (a) of Section 5.5) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Company; or

            (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur or be authorized;

      then  the  Company  shall  cause  to be filed  at each  office  or  agency maintained by the Company for the purpose of conversion of the Debentures pursuant to Section 10.2 of the Indenture, and shall cause to be mailed to the Holders of Debentures and the holders of the Convertible Preferred Securities and the Partnership Preferred Securities at their last addresses as they shall appear on the Securities Register or the transfer books of the Trust or Citizens Capital, as the case may be, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock Series A of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (ii) the date on which any such reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding up is expected that holders of Common Stock Series A of record shall be entitled to exchange their Common Stock Series A for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this Section 5.8 or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

      Section 5.9 Taxes on Conversion.
                  --------------------

            The  Company  will pay any and all  documentary,  stamp  or similar transfer taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein respect of the issue or delivery of shares of Common Stock Series A on conversion of Debentures pursuant hereto; provided, however, that the Company shall
                                  --------  -------
      not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock Series A in a name other than that of the Holder of the Debentures to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

            Section 5.10 Company to Provide Stock.
                         -------------------------

            The Company covenants that there shall be reserved, from time to time, free from preemptive rights, out of authorized but unissued shares of Common Stock Series A, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

      If any shares of Common Stock Series A to be reserved for the purpose of conversion of Debentures hereunder require registration with or approval of, or authorization by, any governmental authority under Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration, approval or authorization, as the case may be.
      Before any action which would cause an adjustment reducing the Conversion Price for the Debentures below the then par value, if any, of the Common Stock Series A, the Company covenants that there will be taken all corporate action which may, in the opinion of its counsel, be necessary in order that there may be validly and legally issued fully paid and non-assessable shares of such Common Stock Series A at such adjusted Conversion Price.

      The Company covenants that all shares of Common Stock Series A which may be issued upon conversion of Debentures will upon issue be duly authorized, validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issue or delivery thereof. Such shares of Common Stock Series A will, upon issue, be listed on the NYSE or any other national securities exchange, NASDAQ or other quotation system on which shares of Common Stock Series A may then be listed or quoted.

            Section 5.11 Disclaimer of Responsibility for Certain Matters.
                         -------------------------------------------------

      Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price for any series of Debentures, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration, validity or value (or the kind or amount) of any shares of Common Stock Series A, or of any securities or property, which may any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue or deliver any shares of Common Stock Series A or stock certificates or other securities, cash or property upon the surrender of any Debenture for the purpose of conversion, or, subject to Section 1.4 of the Indenture, to comply with any of the covenants of the Company obtained in this
Article 5.

            Section 5.12 Return of Funds Deposited for Redemption of Converted Debentures.
                         -------------------------------------------

             Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest, if any, on any of the Debentures and which shall not be required for such purposes because of the conversion of such Debentures, as provided in this Article 5, shall forthwith after such conversion, upon Company Request, be repaid to the Company by the Trustee or such other Paying Agent.

            Section 5.13 Disposition of Converted Debentures.
                         ------------------------------------

            All Debentures delivered to the Company or any Conversion Agent upon conversion pursuant to this Article 5 shall be delivered to the Trustee for cancellation.


                              ARTICLE 6

                     REDEMPTION OF DEBENTURES

            Section 6.1 Redemption
                        ----------

                  (a) Optional Redemption: At any time on or after February 1, 1999, the Company, at its option, will have the right to prepay or redeem the Debentures, in whole or in part, at 100% of the principal amount being redeemed in cash (together with any accrued or deferred but unpaid interest to the Redemption Date in cash or Common Stock) (such amount and form of payment being the "Redemption Price").

                  (b) Accrued or Deferred Interest. The Company may not redeem any outstanding Debentures unless on or before the Redemption Date all accrued or deferred but unpaid interest has been paid in full on all Debentures for all quarterly interest payment periods terminating on or before the date of redemption.

            Section 6.2 Applicability of Article.
                        -------------------------

             Redemption of Debentures at the election of the Company, as permitted by Section 6.1, shall be made in accordance with such provision, this Article and Article 11 of the Indenture, to the extent not inconsistent with this Article 6.

            Section 6.3  Election to Redeem; Notice to Trustee; Other Notices.
                        --------------------------------------------

            (a)     Election to Redeem; Notice to Trustee. The election of the
- -------------------------------------
      Company to redeem any Debentures pursuant to Section 6.1 shall be evidenced by a Board Resolution. In the case of any redemption, the Company shall, at least 40 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed and any accrued or deferred and unpaid interest thereon and provide a copy of the notice of redemption given to Holders of Debentures to be redeemed pursuant to Section 6.4. In the event that any date fixed for redemption is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day.

            (b)     Notice of Redemption. If the Company, after a Distribution
- --------------------
      Declaration Date, proposes to deliver a notice of redemption to the Trustee of a proposed Redemption Date for Debentures, the proposed Redemption Date established in such notice shall be no earlier than the Cash Interest
Payment Date or the Special Cash Interest Payment Date related to such Distribution Declaration Date.




            (c)   Distribution Declaration Date Notice.  If the Company has
                  ------------------------------------
      delivered or is proposing to deliver a notice of redemption to the Trustee and the Company proposes to deliver a Distribution Declaration Notice to the Trustee, the schedule of Dates established by the Company as contemplated in
Section 3.1(a) herein and set forth in the Distribution Declaration Notice shall provide for adequate time for the activities required for the payment of interest in Common Stock or cash, and the related Cash Interest Payment Date or Special Cash Interest Payment Date shall be no later than the Redemption Date. If the Company proposes to establish a Special Cash Interest Payment Date after having delivered, or proposing to deliver, a notice of redemption to the Trustee establishing a Redemption Date, the Special Cash Interest Payment Date so established shall be no later than such Redemption Date. The Company may only change the Cash Interest Payment Date so as to coincide with a Redemption Date which is earlier than a regular scheduled Redemption Date, in which case the Company must also establish a Record Date for such changed Cash Interest Payment Date as provided in Section 3.1(a).

            Section 6.4 Notice of Redemption.
                        ---------------------

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Security Register.

            All notices of redemption shall state:

                  (1)   the Redemption Date,
                  (2)   the Redemption Price,
                  (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date,
                  (4)  the   place   or   places   where   such   Debentures
are  to  be   surrendered   for payment of the Redemption Price,
                  (5) the date that the conversion right shall expire, and (6) the Conversion Price.

            Notice of redemption of Debentures to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            Section 6.5 Deposit of Redemption Price.
                        ----------------------------

            Prior to 10:00 a.m., New York City time, on any Redemption Date (or, with respect to the shares of Common Stock, the Share Transfer and Valuation
Date), the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3 of the Indenture) an amount of money and Common Stock, if any, sufficient to pay the Redemption Price of all the Debentures to be redeemed.

            Section 6.6 Debentures Payable on Redemption Date.
                        --------------------------------------

            Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in such payment) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price; provided, ---------
      however, that any installment of interest for the period prior to or
      -------
      ending
      on a Cash Interest Payment Date or Special Cash Interest Payment Date which is prior to, or the same date as, the Redemption Date shall be payable to the Holders of such Debentures registered as such at the close of business on the relevant Record Dates subject to the provisions of Section 3.7 of the Indenture and Article 3 of this First Supplemental Indenture.

                                    ARTICLE 7

                      AMENDMENTS TO INDENTURE FOR PURPOSES
                          OF FIRST SERIES OF DEBENTURES


            Section 7.1 Amendment to Section 5.1 of Indenture for Purposes of First Series of Debentures.
                       -------------------------------------------

            For  all  purposes  of the  Debentures  and for no  other  purposes,
Section 5.1 of the Indenture shall read (terms used but not defined in the Indenture shall have the requisite meanings as used in this First Supplemental Indenture):

            "Section 5.1. Events of Default.
                          ------------------

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Four of the First Supplemental Indenture or shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1)   failure   to  pay   any   principal   of   the
Debentures   when   due,   and   such failure shall continue for 15 days; or

                  (2) failure to pay any interest on the Debentures, other than Additional Interest, if any, when due and such failure continues for a period of 60 days; provided, that a deferral of
                                               --------
            an interest payment by the Company pursuant to the First Supplemental Indenture shall not constitute a default in the payment of interest for this or any other purpose and no interest payment which has been deferred shall be deemed due or payable until the date specified as the date for payment of such interest as provided in Section 3.7 of the Indenture; or

                  (3) failure by the Company to issue the Common Stock Series A (or other securities) upon an election to convert the Debentures for Common Stock Series A (or other securities), which failure shall continue for five days; or

                  (4) failure by the Company to perform in any material respect any other covenant herein (other than a covenant whose performance is elsewhere in this Section specifically dealt with) for the benefit of the holders of Debentures continued for a period of 90 days after written notice, by registered or certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of a majority in aggregate principal amount of the Debentures or by the holders of a majority in liquidation amount of Partnership Preferred Securities or Convertible Preferred Securities; or

                  (5) the dissolution, winding up, liquidation or termination of the Partnership unless the same is a result of a Special Event or Rating Agency Event; or

                  (6)    the    dissolution,     winding-up,     liquidation
or termination of the Trust unless the same is a result of a Special Event or Rating Agency Event; or

                  (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Partnership or the Trust in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, the Partnership or the Trust a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Partnership or the Trust under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Partnership or the Trust or of any substantial part of the property of any of them, or ordering the winding up or liquidation of its affairs, and the continuance or any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (8) the commencement by the Company, the Partnership or the Trust of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of the Company, the Partnership or the Trust it to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company, the Partnership or the Trust, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any of the Company, the Partnership or the Trust to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Partnership or the Trust or of any substantial part of the property of any of them, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, the Partnership or the Trust in furtherance of any such action;

it being understood that (other than as described in paragraphs (1) and (2) above to the extent the Trustee is the Paying Agent for the Debentures) the Trustee shall not be deemed to have nowledge of an Event of Default hereunder unless a Responsible Officer has received written notice thereof."

      Section 7.2 Amendment to Section 5.13 of Indenture for Purposes of First Series of Debentures.
                  -------------------------------------------

      For all purposes of the Debentures and for no other purposes, Section 5.13 of the Indenture shall read (terms used but not defined in the Indenture shall have the requisite meanings as used in this First Supplemental Indenture):

      "Section 5.13.  Waiver of Past Defaults.
                      ------------------------

            The Holders of not less than a majority in principal amount of the outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder with respect to such Debentures and its consequences, except a default

                  (1)  in  the  payment  of  the   principal   of  (or
premium,   if  any)  or  interest  on the Debentures, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected;

      provided, however, that if the Debentures are held by Citizens Capital --------- -------- or the Trust, such waiver shall not be effective until, in the case that the Debentures are held by Citizens Capital, the holders of a majority in liquidation preference of the Partnership Preferred Securities, or, in the case that the Debentures are held by the Trust, the holders of a majority in liquidation preference of the Convertible Preferred Securities, as the case may be, shall have consented to such waiver; provided, further, that if the consent of the Holder of each
- --------- --------
      Debenture is required and the Debentures are held by Citizens Capital or the Trust, such waiver shall not be effective until, in the case that the Debentures are held by Citizens Capital, each holder of the Partnership Preferred Securities, or, in the case that the Debentures are held by the Trust, each holder of the Trust Securities, as the case may be, shall have consented to such waiver.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon."

      Section 7.3 Amendment to Section 9.1 of Indenture for Purposes of First Series of Debentures.
                  -------------------------------------------

      For all purposes of the Debentures and for no other  purposes,  subsection
(10) of Section 9.1 of the Indenture shall read (terms used but not defined in the Indenture shall have the requisite meanings as used in this First Supplemental Indenture):

            "(10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the First Supplemental Indenture which shall not be inconsistent with the provisions of this Indenture or the First Supplemental Indenture; provided that such
                                                     --------
      action pursuant to this clause (10) shall not adversely affect the interests of the Holders in any material respect or, so long as any of the Convertible Preferred Securities or Partnership Preferred Securities shall remain outstanding, the holders of the Convertible Preferred Securities or Partnership Preferred Securities in any material respect."

     Section     7.4  Amendment  to Section 9.2 of  Indenture  for  Purposes of
                  First Series of Debentures.
                  -------------------------------------------

      For all purposes of the Debentures and for no other purposes, there shall be added a proviso following subsection (3) of Section 9.2 of the Indenture, which shall read (terms used but not defined in the Indenture shall have the requisite meanings as used in this First Supplemental Indenture):

"; provided, that, so long as any of the Convertible Preferred Securities or
   --------
Partnership Preferred Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Convertible Preferred Securities or Partnership Preferred Securities, and no termination of this Indenture or the First Supplemental Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture or the First Supplemental Indenture shall be effective, without the prior consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the outstanding Convertible Preferred Securities or Partnership Preferred Securities unless and until the Debentures and all accrued or deferred and unpaid interest thereon have been paid in full."

                                    ARTICLE 8

                                    EXPENSES

      Section 8.1 Payment and Expenses.
                  ---------------------

      In connection with the offering, sale and issuance of the Debentures to Citizens Capital in connection with the issuance of the Partnership Securities by Citizens Capital and the sale of the Trust Securities by the Trust, the Company shall:

            (a) pay for all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

            (b)   pay   for   all   costs   and   expenses   relating   to
the   organization,   maintenance and dissolution of Citizens Capital and the
Trust and the retention of its regular trustees;

            (c) pay for all costs and expenses of Citizens Capital and the Trust (including but not limited to, costs and expenses relating to the organization of Citizens Capital and the Trust, the issuance of the Partnership Securities, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of Citizens Capital and the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Citizens Capital and Trust assets);

            (d) pay for all costs and expenses relating to the enforcement by the Property Trustee under the Trust of the rights of the holders of the Convertible Preferred Securities; and
            (e) to the extent contemplated by Section 3.1(17), pay Taxes of Citizens Capital and the Trust and all liabilities, costs and expenses with respect to such Taxes of Citizens Capital and the Trust, either by payment of Additional Interest, by payment directly to the taxing authority or by otherwise making funds available to Citizens Capital or the Trust, as contemplated by
Section 3.1(17).


                                    ARTICLE 9

                                    COVENANTS

      Section 9.1 Covenants.
                  ----------

            (1) The Company agrees (i) that the Company will not declare or pay any dividend or distribution (other than in shares of its capital stock) on any of the Company's capital stock, (ii) that neither the Company nor any of its Subsidiaries will redeem, purchase, acquire for value or make a liquidation payment to any holder of, or with respect to, any of the Company's capital stock or any of the Company's indebtedness for borrowed money which by its terms expressly ranks junior in subordination to the Debentures ("Other Subordinated Indebtedness") (other than (x) as an issuance of capital stock upon conversion of a convertible security or in payment of interest, premium or principal or in payment in redemption, purchase or other acquisition or liquidation of capital stock or Other Subordinated Indebtedness, (y) as a result of reclassification of such capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, or (z) in connection with the right of the Company to purchase or reacquire shares of Common Stock Series A referred to in Section 3.1(5) of this First Supplemental Indenture or under the provisions of the Declaration or the Limited Partnership Agreement),
(iii) that the Company will not make any payment of principal, premium or interest (unless payable in shares of capital stock) on Other Subordinated Indebtedness, and (iv) that neither the Company nor any of its Subsidiaries will make any guarantee of payments which would be prohibited or limited by the foregoing (other than payments under the Guarantees, payments of dividends by a Subsidiary, or guarantees of dividends or payments payable to the Company), if at such time (a) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder or under the Debentures, (b) the Company shall be in default with respect to its payment or other obligations under the Guarantees or (c) the Company shall have given notice of its election to defer an interest payment as provided herein and any deferred interest payment remains unpaid. The term "Other Subordinated Indebtedness" shall not include any indebtedness which is outstanding under an instrument dated prior to the date of this First Supplemental Indenture which does not expressly permit the deferral of payment or extension of the time for payment of interest, premium or principal, or any installment thereof.

            (2) The Company also covenants (i) to remain the General Partner of Citizens Capital; provided that any permitted successor of the
                           --------
      Company under the Limited Partnership Agreement may succeed to the Company's duties as General Partner, (ii) to cause at least 3% of the total value of Citizens Capital and at least 3% of all interests in the capital, income, gain, loss, deduction and credit of Citizens Capital to be held by the Company, as a General Partner of Citizens Capital, (iii) not to voluntarily dissolve, wind-up or liquidate Citizens Capital, (iv) to perform timely all of its duties as General Partner (including the duty to declare and pay distributions on the Partnership Preferred Securities), (v) to maintain direct ownership of all partnership interests of Citizens Capital other than the Partnership Preferred Securities and any special partnership interest, except as may be permitted by the Limited Partnership Agreement, (vi) to use its reasonable efforts to cause Citizens Capital to remain a limited partnership and otherwise to continue to be treated as a partnership for United States federal income tax purposes; (vii) to issue Common Stock Series A upon an election by Holders to convert the Debentures; and (viii) to own Convertible Common Securities equal to at least 3% of the total undivided beneficial interests in the assets of the Trust.

            (3) The Company also covenants that so long as any Debentures are held by Citizens Capital, the General Partner shall not (i) exercise its option to select the form of payment of interest in violation of instructions of the Special Representative, (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Debentures, (iii) waive any past default which is waivable under this First Supplemental Indenture, (iv) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable,
(v) consent to any amendment, modification or termination of the Debentures or of this First Supplemental Indenture or the Indenture without, in each case, obtaining the prior approval of the Property Trustee after having received the prior consent of the holders of at least 66-2/3% or more of the aggregate liquidation preference of the Convertible Preferred Securities then outstanding, provided, however, that where a consent under the Debentures would
      --------  -------
      require the consent of each Holder affected thereby, no such consent shall be given by the General Partner without the prior approval of such Property Trustee after having received the prior consent from each holder of the Convertible Preferred Securities. The General Partner shall not revoke any action previously approved by the Property Trustee with the prior consent or approval of the holders of the Convertible Preferred Securities, without the approval of the Property Trustee after having received the prior consent or approval of the holders of Convertible Preferred Securities representing 66-2/3% or more (or 100% where the consent of each holder affected thereby is required) of the aggregate liquidation preference of the Convertible Preferred Securities.

            (4) If the Trust or Citizens Capital shall notify the Company and the Trustee in writing that either the Trust or Citizens Capital is giving notice of the redemption of all or a portion of the Trust Securities or the Partnership Preferred Securities and General Partnership Security, which notice shall state an amount of liquidating value to be redeemed of each security and the date of such redemption, the Company will promptly give notice of redemption of the Debentures with the same principal amount (without duplication) as the aggregate liquidating value of the Partnership Preferred Securities and the General Partnership Security being redeemed or, if the Debentures are held by the Trust, in the same aggregate principal amount as the liquidating value of the Trust Securities being redeemed. The redemption date specified in such notice of redemption of Debentures shall be the same redemption date as is specified by the Trust or Citizens Capital.

            (5) If Debentures are to be distributed to the holders of the Convertible Preferred Securities upon a liquidation of the Trust, the Company will use its best efforts to list the Debentures on the NYSE or on such other exchange as the Convertible Preferred Securities are then listed.

            (6) The Company expressly acknowledges that, under the terms of the Convertible Preferred Securities, the trustee for the holders of outstanding
Convertible Preferred Securities shall have the right to appoint a Special Representative, which Special Representative shall be authorized to exercise the right of the Trustee or the Holders of not less than a majority in principal amount of the outstanding Debentures to accelerate the principal amount of the Debentures and to enforce the Holders' other rights hereunder or under the Debentures.

            (7)  At   the   time   of   any   Special   Event,   the   Company
has  a   Ministerial   Action Obligation.

                                   ARTICLE 10

                                  MISCELLANEOUS

      Section 10.1 Benefits of Indenture.
                   ----------------------

      The Company's obligations under the Indenture and this First Supplemental Indenture and the Debentures will also be for the benefit of the holders from time to time of the Partnership Preferred Securities, Convertible Preferred Securities and Convertible Common Securities. Nothing in the Indenture or this First Supplemental Indenture or in the Debentures, express or implied, shall give any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Convertible Preferred Securities and Convertible Common Securities, the holders of Partnership Preferred Securities and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under the Indenture and this First Supplemental Indenture.

      Section 10.2 Incorporation of Indenture.
                   ---------------------------

      From and after the date hereof, the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Debentures.

      Section 10.3 Acceptance of Trust.
                   --------------------

      The Trustee accepts the trusts created by the Indenture, as hereby supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented.

      Section 10.4 Conflict with Trust Indenture Act.
                   ----------------------------------

      If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, such provision of the Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to this First Supplemental Indenture only as so modified and if not so excluded, as the case may be.

      Section 10.5 Governing Law.
                   --------------

      This First Supplemental Indenture, and the Debentures, shall be governed by and construed in accordance with the laws of the State of New York.

      Section 10.6 Recitals.
                   ---------
      The recitals contained in the Indenture, this First Supplemental Indenture and the Debentures, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, as supplemented by this First Supplemental Indenture.

      Section 10.7 Amendments.
                   -----------

      Notwithstanding any other provisions hereof, all amendments to the Indenture made hereby shall have effect only with respect to the Debentures, and not with respect to the Securities of any other series created subsequent to the date hereof.

      Section 10.8 Counterparts.
                   -------------

      This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                    CITIZENS UTILITIES COMPANY


                                    By:______________________________
                                    Title:    Vice President and
                                    Treasurer
Attest:

- --------------------------------
Secretary


                                    CHEMICAL BANK, as Trustee



                        By:______________________________
                                    Title:    Vice President
Attest:


- -------------------------------
Assistant Vice President

County of Fairfield     )
                        )  ss.:
State of Connecticut    )




            On the day of January, 1996, before me personally came Robert J. DeSantis, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of CITIZENS UTILITIES COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                    ----------------------------------
                       Notary Public, State of Connecticut

County of New York      )
                        )  ss.:
State of New York       )



            On this day of January in the year of 1996 before me personally came _____________________________________________, to me personally known, who being by me duly sworn did depose and say that he resides at _____________________________ _______________________________________, that he is Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution thereof on behalf of said corporation is the corporate seal of said corporation; that said instrument was signed and said corporate seal was so affixed on behalf of said corporation by authority and order of its board of directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed and the free act and deed of said Chemical Bank.

            IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal, at New York in said State of New York, the day and year first above written.






                                    ----------------------------------
                                    Notary Public, State of New York

                                     ANNEX A

                              Initial Record Dates,
         Distribution Declaration Dates and Share Transfer and
                                 Valuation Dates


Distribution       Record Date     Share Transfer       Related Cash
Declaration Date                   and Valuation Date   Interest Payment Date
- ----------------   -----------     ------------------   ---------------------
December 6         December 19     January 18           January 31
March 13           March 23        April 17             April 30
June 13            June 23         July 18              July 31
September 12       September 22    October 18           October 31


If the scheduled Distribution Declaration Date falls on a day which is not a Business Day, the Distribution Declaration Date shall be the next preceeding day that is a Business Day. If the scheduled Share Transfer and Valuation Date or Cash Interest Payment Date falls on a day which is not a Business Day, the Share Transfer and Valuation Date or Cash Interest Payment Date, as the case may be, shall be the next succeding day that is a Business Day except that, if such Business Day is in the next succeeding calendar year, the Share Transfer and Valuation Date or Cash Interest Payment Date, as the case may be, shall be the immediately preceding Business Day.

                                                      EXHIBIT A
                                                         to
                                            First Supplemental Indenture
(FORM OF DEBENTURE)

REGISTERED                                                    REGISTERED

R  ________                                                 $___________


                           CITIZENS UTILITIES COMPANY

              5% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2036


CITIZENS UTILITIES COMPANY, a Delaware corporation (hereinafter called the Company , which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to



                        ----------------------------



or registered assigns, the principal sum of _________________________________ ($_______________) DOLLARS on January 15, 2036, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from January 22, 1996 or from the most recent Cash Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on (or, if interest is paid in shares of Common Stock Series A, as provided in the Indenture, computed as of) January 31, April 30, July 31 and October 31 of each year (each such date, a "Cash Interest Payment Date"), commencing on April 30, 1996, at the rate per annum specified in the title of this Debenture, until the principal hereof is paid or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Unless deferred by the Company as provided in the Indenture, the interest so payable, and punctually paid or duly provided for, in cash on any Cash Interest Payment Date or in shares of Common Stock Series A on any Share Transferand Valuation Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Record Date next preceding such interest payment, which is a date to be established by the Company by written notice to the Trustee and the Holders prior to such Cash Interest Payment Date. Any such interest not so punctually paid or duly provided for (including any deferred interest referred to on the reverse hereof) shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such deferred interest to be fixed by the Company, as provided in the Indenture.

Subject to the requirements of any book-entry security system applicable to this Debenture, payment of principal and interest of this Debenture will be made at maturity or redemption against presentation of the Debenture by the Holder or the duly authorized agent of the Holder at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, unless otherwise specified in notice of redemption. Payment of principal (and interest, to the extent that interest is payable in cash) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

As more fully provided in the Indenture, so long as the Holder of the Debentures is Citizens Utilities Capital L.P., the Company will have the option to pay the interest becoming due on the quarterly Cash Interest Payment Dates either by delivery of an Equivalent Value of shares of its Common Stock Series A (as described in the Indenture) (which delivery shall be made on the Share Transfer and Valuation Date), or in cash. Interest paid in cash will be paid by check mailed to the address of the Holder as such address shall appear on the Security Register or by wire transfer in immediately available funds at such place and to such account as may be designated by the Holder upon application to the Security Registrar as provided in the Indenture.

The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Additional provisions of the Indenture under which this Debenture is issued and to the terms of which it is subject are summarized on the reverse hereof, but the provisions set forth in the Indenture alone shall be definitive as to the respective rights, duties, obligations and covenants of the Company, the Trustee and the Holder of this Debenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Debentures by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, CITIZENS UTILITIES COMPANY has caused this Instrument to be duly executed under its corporate seal.


Dated:
CERTIFICATE OF AUTHENTICATION             CITIZENS UTILITIES COMPANY
THIS IS ONE OF THE SECURITIES OF
THE SERIES DESIGNATED THEREIN
REFERRED TO IN THE WITHIN-MENTIONED
INDENTURE.                                By:______________________________
                                             VICE PRESIDENT AND TREASURER

CHEMICAL BANK, TRUSTEE

                                          Attest:__________________________
                                                       SECRETARY

By:--------------------------------
        AUTHORIZED OFFICER

                     FORM OF REVERSE OF DEBENTURE]


This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the Debentures ), issued or to be issued under and pursuant to an Indenture dated as of January 15, 1996, duly executed and delivered between the Company and Chemical Bank, as Trustee (the Trustee ), as supplemented by the First Supplemental Indenture dated as of January 15, 1996, between the Company and the Trustee (the Indenture as so supplemented, the Indenture ), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

Deferred Interest.  As provided in the Indenture, the Company shall have the
- -----------------
right, at any time and from time to time during the term of the Debentures, upon notice delivered to the Holders and the Trustee no later than the Distribution Declaration Date (as defined in the Indenture), to defer the date on which one or more of the quarterly interest payments would otherwise become due and payable; provided that (a) no deferred quarterly interest
                        --------
payment, including any extension of deferral, shall remain unpaid for more than 20 consecutive quarters or be deferred beyond the Stated Maturity of the Debentures, (b) no Event of Default under the Indenture has occurred and is continuing and (c), so long as any deferred interest has not been paid, the Company shall not take certain actions prohibited by the Indenture. In the event of an deferal, any interest payment shall be deemed not due or payable until the date specified for payment in a deferred distribution notice given by the Company to the Trustee and to the Holer. Upon the deferral of any interest payment, interest on such deferred interest payment will be compoinded and accrued on each Cash Interest Payment Date at the rate specified in the title of this Debenture until the amount of such deferred interest (including compounded interest thereon) is paid in full.

Conversion of Debentures.
- ------------------------- At the option of the Holder, this Debenture may, at any time or from time to time on any Business Day to and cluding, but not after, the close of business on the day which is five Business Days prior to January 15, 2036, be converted, in whole, or, if the Debenture is in a principal amount in excess of $50, in part, in integrral multiples of $50 principal amount, into fully paid and nonassessable shares of Common Stock Series A of the Company, at the Conversion Price in effect at the date of conversion. In case a Debenture or a portion thereof is called for redemption, such conversion right in respect of such Debenture or the portion so called, shall expire at the close of business on the day which is five Business Days prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption. If this Debenture is to be converted only in part, is shall be surrendered at any office or agency of the Company designated for that purpose pursuant to the Indenture, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder hereof without service charge, a new Debenture or Debentures, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unconverted portion of this Debenture so surrendered. In order to exercise the conversion privilege, the Holder shall surrender this Debenture to the Conversion Agent at the office or agency to be maintained by the company pursuant to the Indenture for the conversion of Debentures with the Notice of Conversion set forth below in this Debenture duly completed and, is so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or his duly authorized attorney in writing. As promptly as practiacable after the surender of this Debenture with the notice duly completed as aforesaid, the Company shall then issue and delive at such office or agency to the Holder, or on his written order, a certificate or certificates for the number of the shares of Common Stock Series A then issuable in accordance with the provisions of the Indenture and cash inrespect of any fraction of a share of Common Stock Series A otherwise issuable upon such conversion. Any such conversion shall be deemed to have been effected at the time and on the date as specified in the Indenture. The Holder of this Debenture at the close of business on any Record Date for the payment of interest will be intitled to receive the interest payable hereon on the corresponding Cash Interest Payment Date notwithstanding the conversion of such Debenture into Common Stock Series A following such Record Date. Subject to provisions of Sections 5.5 and 5.6 of the First Supplemental Indenture, no payment or adjustment shall be made upon conversion on account of any interest accrued or deferred or otherwise upoaid on the principal or any portion thereof of this Debenture so converted or for any dividends or distributions on any shares of Common Stocks Series A. The initial Conversion Price of the Debentures, as of the dae of issuance, is $15.375 per share of Common Stock Series A, which Conversion Price is subject to adjustment as provided in the Indenture.

Optional Redemption.
- -------------------- At any time on or after February 1, 1999, the Company as its option, will have the right to prepay or redeem the Debentures, in whole or in part, at 100% of the principal amount being redeemed (together with any accrued or deferred but unpaid interest on the portion being so redeemed) (the "Redemption Price") upon notice and in the manner provided in the Indenture. The company may not redeem any outstanding Debentures unless on or before the Redemption Date all accrued or deferred but unpaid interest has been paid on all Debentures for all quarterly interest payment periods terminating on or before the date of redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and Trustee with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Debentures outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, or voting at a meeting of Holders, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Debenture Shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture an no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and (subject to deferral) interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed, or to exchange this Debenture for common Stock Series A or other securities or property for which Debentures are from time to time convertible as provided in the Indenture.

In the event of the merger or consolidation of the obligor on the Debentures into, or of the transfer of its assets substantially as an entirety to, a successor corporation, such successor corporation shall assume payment of the Debentures and performance of every covenant of the Indenture on the part of the predecessor corporation to be performed, and shall be substituted for the predecessor corporation under the Indenture; and in the event of any such transfer, such predecessor corporation shall be discharge from all obligations and covenants under the Indenture and the Debentures and may be dissolved and liquidated, all as more fully set forth in the Indenture.

If an Event of Default, as defined in the Indenture, with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable at the time, in the manner and with the effect provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Debenture is transferable on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where principal and interest on the Debentures are payable, or at any other office or agency of the Company maintained for that purpose,duly endorsed by, or accompanied by a written executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in denominations of $50 and any multiple of $50. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a like tenor and of different authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange, other then certain exchanges not involving any transfer. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Debenture which are defined in the Indenture have the meanings set forth therein.

                             ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
 ----------------------------------
|---------------------------------|---------------------------------------
(Name   and  address  of   Assignee, including zip code, must be printed or
  typewritten)

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

the within Debenture, and all rights thereunder, hereby irrevocably, constituting and appointing

___________________________________________________________________Attorney

to transfer the said Debenture on the books of Citizens Utilities Company with full power of substitution in the premises.

Dated:_______________              ________________________________________
                                   NOTICE:The signature of this assignment
must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.

                        FORM OF CONVERSION NOTICE


To Citizens Utilities Company:

The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert this Debenture (or a portion thereof, which is $50.00 or an integral multiple thereof, designated below), into shares of Common Stock Series A of the Company or other securities or other property or cash in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares, other securities, other property or cash issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

                                    ---------------------------------------
                          Signature (for exchange only)




- ----------------------------------------
(Name)



                                     ----------------------------------------
                                    (Address)



- ----- ----------------------------------
                    Please print name and address (including
                           zip code or similar number)

Fill in for registration of share Principal Amount of Debentures to be s or other securities and/or converted in an integral multiple of Debentures if to be issued other- $50.00, if less than all: wise than to the Holder:

- ----------------------------------
          (Name)                     $_____________________________________


- ----------------------------------
        (Address)

- ----------------------------------
   Please print name and address
(including zip code or similar number)

                         Statement of Common Definitions
                                    Exhibit B


      "Additional Interest" is defined in Section 3.1(17) of the First Supplemental Indenture.

      "Average Market Price" for Common Stock on any day will be determined by averaging the high and low sales prices of Common Stock for such day as reported
in  The  Wall  Street  Journal,   under  "New  York  Stock  Exchange   Composite
- ------------------------ Transactions" or any successor market transaction report on the day in question (the "Date"). If the Common Stock is not listed on the NYSE but is quoted or admitted to trading on another national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., the Average Market Price shall be determined by reference to the average of the high and low reported sales prices on such exchange if available or, if not so available, the high and low sales prices reported by such National Market System if available, or, if not so available, the high and low bid and asked prices in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similarly generally accepted reporting service if available, or if not so available, in such manner, as otherwise determined in good faith by the Board of Directors of the Company. If no trading occurs on the NYSE (or such other market for which sales prices or quotations are regularly available) in the Common Stock on the Date, the Average Market Price will be determined by averaging the high and low sales prices per share of Common Stock on the Trading Day immediately preceding the Date.

      "back-up undertakings" means the obligations of Citizens under the Guarantee Agreements, taken together with Citizens' obligations under the Convertible Debentures, the Indenture, the Declaration and the Limited
Partnership Agreement, including its obligation to pay costs, expenses and certain indemnities of the Trust.

      "Base Indenture" means the Indenture between Citizens and Chemical Bank, as Indenture Trustee, dated as of January 15, 1996.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Cash Interest Payment Date" is defined in Section 3.1(4) of the First Supplemental Indenture.

      "Change in 1940 Act Law" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislature body, court, governmental agency or regulatory authority with respect to the 1940 Act.

      "Change in Tax Law" means (a) any change or prospective change which is announced or publicly stated in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any change or prospective change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position or (d) any action by any governmental agency or body or regulatory authority, which, assuming such change is enacted, promulgated, issued or effective or such interpretation or pronouncement is issued or announced or becomes effective or such action is taken, in each case on or after the date of the Prospectus, would have the result specified.

         "Citizens" or the "Company" means Citizens Utilities Company, a Delaware corporation, or its successor.

         "Citizens Capital" means Citizens Utilities Capital L.P., a special purpose Delaware limited partnership of which the Company is the general partner, also sometimes referred to as the "Partnership."

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Convertible Preferred Securities or the Partnership Preferred Securities, as the case may be, and in whose name (or nominee's name) shall be registered a Global Certificate or one or more global L.P. Certificates, as the case may be, and which shall undertake to effect book-entry transfers and pledges of beneficial interests in the Convertible Preferred Securities or the Partnership Preferred Securities, as the case may be.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

         "Closing Date" means the Closing Date as defined in the Underwriting Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of the issuance of the Convertible Preferred Securities. A reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of the issuance of the Convertible Preferred Securities, as such specific section or corresponding provision is in effect on the date of application of the provisions of the Declaration or the Limited Partnership Agreement containing such reference.

         "Common Stock" or "Common Stock Series A" means shares of the Common Stock Series A of the Company, par value $.25 per share, and (i) for the purposes of the making of distributions in shares of capital stock, any successor capital stock of the Company, and (ii) for the purposes of Article 5 of the First Supplemental Indenture, any successor security or property (including cash) into which the Debentures issued under the First Supplemental Indenture may be convertible in accordance with said Article 5.

         "Company Tax Event" means that the Company shall have obtained a Tax Event Opinion to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that interest payable to the holders of the Convertible Debentures would not be deductible by Citizens for United States federal income tax purposes.

         "Compound Interest" means, upon any deferral of interest payments permitted by the Indenture, the interest which will be compounded on each Cash Interest Payment Date and accrued until paid at the rate per annum specified in the designation of the Convertible Debentures on any interest so deferred until the amount of such deferred interest (including Compound Interest thereon) is paid in full.

         "Conversion Agent" means the Person appointed under the Limited Partnership Agreement, the Declaration or the Indenture to act on behalf of the holders of Convertible Preferred Securities, the Partnership Preferred Securities or the Convertible Debentures, as the case may be, in effecting the conversion of Convertible Preferred Securities, the Partnership Preferred Securities or the Convertible Debentures, as the case may be, as and in the manner set forth in the Limited Partnership Agreement, the Declaration or the Indenture, as the case may be. Initially, Chemical Bank shall act as Conversion Agent with respect to the Convertible Preferred Securities and the Company shall act as Conversion Agent with respect to the Partnership Preferred Securities and the Convertible Debentures.

         "Convertible Common Securities" means common undivided beneficial interests in the assets of Citizens Utilities Trust.

         "Convertible Debentures" means $211,756,050 aggregate principal amount of the 5% Convertible Subordinated Debentures Due 2036, issued pursuant to the Indenture.

         "Convertible Preferred Securities" means the 5% Citizens Utilities Convertible Preferred Securities, each with a liquidation value of $50, representing preferred undivided beneficial interests in the assets of the Trust.

         "Date" shall have the meaning as specified in the definition of "Average Market Price" contained in this Statement of Common Definitions.

         "Debenture Issuer" means Citizens in its capacity as issuer of the Convertible Debentures.

         "Declaration" means the declaration of trust dated October 13, 1995, as amended by the amended and restated declaration of trust dated January 15, 1996, by Citizens, as sponsor, and the trustees named therein, establishing the Trust under the Trust Act, as such declaration of trust may be further amended or supplemented.

         "Declaration Event of Default" means a Partnership Event of Default.

         "Delaware Trustee" means a trustee under the Declaration which will have a principal place of business or reside in the State of Delaware. Initially, Chemical Bank Delaware will act as Delaware Trustee.
         "Distribution Declaration Date" is defined in Section 3.1(4) of the First Supplemental Indenture.

         "Distribution Declaration Notice" is defined in Section 3.1(4) of the First Supplemental Indenture.

         "Distribution Payment Date" means January 31, April 30, July 31 and October 31 of each year, or if any such date is not a Business Day, the next succeeding Business Day except that, if such Business Day is in the next succeeding calendar year, the Distribution Payment Date shall be the immediately preceding Business Day.

         "Election Period" means the period of ten Business Days in each year specified in the Distribution Declaration Notice relating to the January 31 Distribution Payment Date, as provided in paragraph (4) of Section 3.1 of the First Supplemental Indenture.

         "Equivalent Value" means the shares of Common Stock Series A with a fair market value on the Share Transfer and Valuation Date equivalent to the interest payment due on the next scheduled interest payment date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Time" is defined in Section 5.5(e) of the First Supplemental Indenture.

         "First Supplemental Indenture" means the First Supplemental Indenture dated as of January 15, 1996 to the Indenture, as amended or supplemented.

         "General Partner" means Citizens, as general partner of Citizens Capital, or any successor general partner of Citizens Capital.

         "General Partnership Security" means the general partnership interest of Citizens in Citizens Capital.

         "Guarantee Agreements" means the Convertible Common Securities Guarantee Agreement and the Convertible Preferred Securities Guarantee
Agreement, each with respect to the Trust, and the Partnership Preferred Securities Guarantee Agreement with respect to Citizens Capital, each dated January 15, 1996, and each as amended or supplemented from time to time.

         "Indenture" means the Base Indenture, as it may from time to time be supplemented or amended by one or more indentures supplemental thereto, including the First Supplemental Indenture.

         "Indenture  Event of  Default"  means an Event of Default as defined in
Section 5.1 of the Base Indenture, as supplemented by the First Supplemental Indenture.

         "Indenture   Trustee"   means  Chemical  Bank,  as  trustee  under  the
Indenture, or any successor trustee under the Indenture.

         "Investment Company Act Opinion" means an opinion of a nationally recognized independent counsel experienced in practice under the 1940 Act.
         "Limited Partnership Agreement" means the amended and restated limited partnership agreement of Citizens Capital dated as of January 15, 1996, as amended or supplemented.

         "Ministerial Action Obligation" shall have the meaning set forth in the following sentence. If at the time of any Special Event, Citizens, Citizens Capital or the Trust is actually aware of an opportunity to eliminate the adverse effect of the Special Event on the Trust, Citizens or Citizens Capital by taking some ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) where the taking of such action does not involve a material cost, then neither Citizens, Citizens Capital nor the Trust shall liquidate Citizens Capital or the Trust by reason of such Special Event, without first having pursued such ministerial action.

         "NASDAQ" means The Nasdaq Stock Market, Inc.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "NYSE" means the New York Stock Exchange.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two authorized officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in the applicable agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Partnership Event" means a Partnership Tax Event or a Partnership
          Investment Company Act Event.

         "Partnership Event of Default" means an Indenture Event of Default.

         "Partnership Investment Company Act Event" means that the General Partner shall have received an Investment Company Act Opinion that as a result of the occurrence of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an Investment Company which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the first date of issuance of the Partnership Preferred Securities.

         "Partnership Preferred Securities" means the 5% Partnership Preferred Securities, issued by Citizens Capital pursuant to the Limited Partnership Agreement, representing limited partnership interests in Citizens Capital.

         "Partnership Securities" means the Partnership Preferred Securities and the General Partnership Security.

         "Partnership Tax Event" means that the General Partner shall have obtained a Tax Event Opinion to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that (i) Citizens Capital is subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures or (ii) Citizens Capital is subject to more than a de minimis amount of taxes, duties or other governmental charges.

         "Paying Agent" means the Person appointed under and authorized pursuant to the Limited Partnership Agreement, the Declaration or the Indenture to act on behalf of the holders of Convertible Preferred Securities, the Partnership Preferred Securities or the Convertible Debentures, as the case may be, in effecting the payment of principal, distributions or interest, as the case may be, redemption payments and liquidation payments, as and in the manner set forth in the Limited Partnership Agreement, the Declaration or the Indenture, as the case may be. Initially, Chemical Bank shall act as Paying Agent with respect to the Convertible Preferred Securities and the Company shall act as Paying Agent with respect to the Partnership Preferred Securities and the Convertible Debentures.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof.

         "Property Trustee" means the property trustee of the Trust under the Declaration. Initially, Chemical Bank will act as Property Trustee.

         "Prospectus" shall mean the prospectus dated January 16, 1996 of the Trust, relating to the offering to the public of 3,500,000 Convertible Preferred Securities, plus up to 525,000 additional Convertible Preferred Securities to cover overallotments.

         "Rate" means 5% per annum.

         "Rating Agency Event" shall occur when, and if, (i) any nationally recognized securities rating agency lowers its rating of the Company's senior, unsecured long-term debt to a rating less than the rating in effect on the date of the issuance of the Convertible Preferred Securities and (ii) the Company has elected to transmit notice thereof to the Trust.

         "Regular Trustees" means the Regular Trustees of the Trust as defined in the Declaration. Initially, Robert J. DeSantis and Edward O. Kipperman will act as Regular Trustees.

         "Share Transfer and Valuation Date" means the day on which shares of Common Stock are transferred to the holders of Convertible Debentures pursuant to Section 3.1(5) of the First Supplemental Indenture. Initially, the Share Transfer and Valuation Date will be at least nine Business Days before the Distribution Payment Date and Cash Interest Payment Date, subject to change to reflect evolving market practices and settlement procedures.

         "Special Event" means a Partnership Event, a Trust Event or a Company Tax Event.

         "Special Representative" means the Person appointed (i) to enforce Partnership Preferred Security holders' rights under the Partnership Guarantee,
(ii) to enforce Citizens Capital's rights against the Company under the Convertible Debentures or (iii) to exercise rights otherwise exercisable by the General Partner to declare and pay distributions on the Partnership Preferred Securities as provided in Section 6.2(h) of the Limited Partnership Agreement.

         "Sponsor" means Citizens in its capacity as trust sponsor of the Trust pursuant to the Declaration.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Taxes" means any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon either the Trust or Citizens Capital.

         "Tax Event Opinion" shall mean an opinion of a nationally recognized tax counsel experienced in such matters.

         "Trading Day" means any day on which the NYSE (or any other market used for the determination of Average Market Price) is open for the trading of securities.

         "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Trust" means Citizens Utilities Trust, a statutory business trust created under the Trust Act pursuant to the Declaration.

         "Trust Act" means the Delaware Business Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.3801 et seq., as it may be amended from time to time.
         "Trust Event" means a Trust Tax Event or a Trust Investment Company Act Event.

         "Trust Investment Company Act Event" means that Citizens shall have (i) requested and received and (ii) delivered to the Regular Trustees, an Investment Company Act Opinion to the effect that there has occurred a Change in 1940 Act Law such that there is a more than an insubstantial risk that the Trust is or will be considered an investment company which is required to be registered under the 1940 Act.

         "Trust Tax Event" means that Citizens shall have (i) requested and received, and (ii) delivered to the Regular Trustees, a Tax Event Opinion to the effect that there has occurred a Change in Tax Law such that there is more than an insubstantial risk that (i) the Trust may be subject to United States federal income tax with respect to distributions accrued or received on the Partnership Preferred Securities or (ii) the Trust is subject to more than a de minimis amount of taxes, duties or other governmental charges.

         "Underwriting Agreement" means the agreement dated January 16, 1996, among the Company, Citizens Capital and the Trust and the underwriters named therein relating to the issuance and sale by the Trust to such underwriters of the Convertible Preferred Securities.

         "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                                 EXECUTION COPY









                           CITIZENS UTILITIES COMPANY

                                       TO

                                  CHEMICAL BANK
                                    (Trustee)



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 15, 1996






                          Supplemental to the Indenture

                          Dated as of January 15, 1996

                                TABLE OF CONTENTS

                                                 Page
                   TABLE OF CONTENTS
                                                            Page
cuc\ps\cucps.630
cuc\ps\cucps.630

           ARTICLE 1
           DEFINITIONS

          Section 1.1   Definitions                    2

           ARTICLE 2
           FORMS OF DEBENTURES

          Section 2.1   Form of the Debentures         8

                                              ARTICLE 3
                             TERMS OF THE DEBENTURES

       Section 3.1   Terms of the Debentures        9

                                              ARTICLE 4
                           SUBORDINATION OF DEBENTURES

       Section 4.1   Debentures Subordinate to Senior Indebtedness       14
       Section 4.2   Payment Over of Proceeds Upon Dissolution, etc.     14
       Section 4.3   No Payment When Senior Indebtedness In Senior
                     Payment Default or Senior Indebtedness Accelerated  16
       Section 4.4   Payment Permitted If No Default                     17
       Section 4.5   Subrogation To Rights Of Holders Of Senior
                     Indebtedness                                        17
       Section 4.6   Provisions Solely To Define Relative Rights         17
       Section 4.7   Trustee To Effectuate Subordination                 18
       Section 4.8   No Waiver Of Subordination Provisions               18
       Section 4.9   Notice To Trustee                                   19
       Section 4.10  Reliance On Judicial Order Or Certificate Of
                     Liquidating Agent                                   20
       Section 4.11  Trustee Not Fiduciary For Holders Of Senior
                     Indebtedness                                        20
       Section 4.12  Rights of Trustee As Holder Of Senior
                     Indebtedness; Preservation Of Trustee's Rights      20
       Section 4.13  Article Applicable to Paying Agents                 21

                                              ARTICLE 5
                            CONVERSION OF DEBENTURES

       Section 5.1   Conversion Privilege                                21
       Section 5.2   Manner of Exercise of Conversion Privilege          21
       Section 5.3   Fractional Shares                                   22
       Section 5.4   Conversion Price                                    22
       Section 5.5   Adjustment of Conversion Price                      23
       Section 5.6   Reclassification, Consolidation, Merger or Sale of
                     Assets                                              28
       Section 5.7   Notice of Adjustments of Conversion Price           29
       Section 5.8   Notices                                             29
       Section 5.9   Taxes on Conversion                                 30
       Section 5.10  Company to Provide Stock                            30
       Section 5.11  Disclaimer of Responsibility for Certain Matters    31
       Section 5.12  Return of Funds Deposited for Redemption of
                     Converted Debentures                                31
       Section 5.13  Disposition of Converted Debentures                 31

                                              ARTICLE 6
                            REDEMPTION OF DEBENTURES

       Section 6.1   Redemption                                          32
       Section 6.2   Applicability of Article                            32
       Section 6.3   Election to Redeem; Notice to Trustee; Other
                     Notices                                             32
       Section 6.4   Notice of Redemption                                33
       Section 6.5   Deposit of Redemption Price                         33
       Section 6.6   Debentures Payable on Redemption Date               34

                                              ARTICLE 7
                      AMENDMENTS TO INDENTURE FOR PURPOSES
                          OF FIRST SERIES OF DEBENTURES

       Section 7.1   Amendment to Section 5.1 of Indenture
                           for Purposes of First Series of Debentures    34
       Section 7.2   Amendment to Section 5.13 of Indenture
                           for Purposes of First Series of Debentures    36
       Section 7.3   Amendment to Section 9.1 of Indenture
                            for Purposes of First Series of Debentures   37
       Section 7.4   Amendment to Section 9.2 of Indenture
                           for Purposes of First Series of Debentures    37

                                    ARTICLE 8
                                    EXPENSES

       Section 8.1   Payment and Expenses                                38


                                              ARTICLE 9
                                    COVENANTS

       Section 9.1  Covenants                                            39

                                             ARTICLE 10
                                  MISCELLANEOUS

       Section 10.1  Benefits of Indenture                               41
       Section 10.2  Incorporation of Indenture                          41
       Section 10.3  Acceptance of Trust                                 42
       Section 10.4  Conflict with Trust Indenture Act                   42
       Section 10.5  Governing Law                                       42
       Section 10.6  Recitals                                            42
       Section 10.7  Amendments                                          42
       Section 10.8  Counterparts                                        42